UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)
(763) 312-6755
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2022, Harry Alcorn, Jr., Pharm.D., Senior Vice President of Clinical Operations of DiaMedica Therapeutics Inc. (the “Company”), resigned as an officer and employee of the Company and its subsidiaries, effective immediately. In connection with Dr. Alcorn’s resignation and pursuant to the terms of his employment agreement with DiaMedica USA, Inc. (“DiaMedica USA”), Dr. Alcorn and DiaMedica USA entered into a separation agreement (“Separation Agreement”) on May 23, 2022. Pursuant to the terms of the Separation Agreement and in exchange for Dr. Alcorn’s execution and non-revocation of a general release of claims against the Company and its subsidiaries and affiliates by Dr. Alcorn and his compliance with certain covenants contained in his employment agreement and the Separation Agreement, Dr. Alcorn will be entitled to receive: (i) salary continuation payments for at least nine months and up to 12 months if Dr. Alcorn is unable to obtain full-time employment with another employer; (ii) if timely elected, payment of COBRA continuation coverage premiums for up to nine months, or until Dr. Alcorn has secured other employment; (iii) a pro rata portion of his target annual bonus for the year of termination; and (iv) immediate acceleration of all outstanding options to purchase the Company’s common shares held by Dr. Alcorn. The Separation Agreement includes customary non-disparagement and confidentiality undertakings by Dr. Alcorn.

Additionally, to assist in implementing an orderly transition of his responsibilities, Dr. Alcorn and DiaMedica USA entered into a consulting services agreement (the “Consulting Agreement”) on May 23, 2022, pursuant to which Dr. Alcorn will serve as a consultant of DiaMedica USA on an as needed basis and will be compensated at a rate of $200 per hour; provided, however, that no fees will be paid while Dr. Alcorn is receiving salary continuation payments under the Separation Agreement.

The foregoing summary description of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement and Consulting Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release dated as of May 23, 2022 by and between Harry Alcorn, Jr. Pharm.D. and DiaMedica USA, Inc. (filed herewith)
10.2	Consulting Services Agreement dated as of May 23, 2022 by and between Harry Alcorn, Jr. Pharm.D. and DiaMedica USA, Inc. (filed herewith)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: May 25, 2022